EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

        This Agreement is made this 27th day of July, 2004, by and between Hershey Trust Company, a Pennsylvania corporation with its principal office located at 100 Mansion Road East, Hershey, Pennsylvania, as Trustee of the Milton Hershey School Trust (the “Trust”), and Hershey Foods Corporation, a Delaware corporation with its principal office located at 100 Crystal A Drive, Hershey, Pennsylvania (the “Corporation”).

        The Trust has offered to sell to the Corporation 11,281,589 shares of Common Stock, $1.00 par value per share, of the Corporation (the “Common Stock”) for an aggregate price of $500,000,025. The Corporation has agreed to make the repurchase on the following terms and conditions. For clarity, this Agreement does not relate to the Corporation’s Class B Common Stock, $1.00 par value per share.

        In order to accomplish this transaction, the parties, each intending to be legally bound by execution of this Agreement, hereby agree as follows:

    1.        Sale and Purchase of Shares. The Trust hereby agrees to sell to the Corporation, and the Corporation hereby agrees to purchase from the Trust, 11,281,589 shares of Common Stock on the terms and conditions provided below.

    2.        Purchase Price. The purchase price per share of the Common Stock to be sold and purchased hereunder shall be $44.32 for an aggregate purchase price of $500,000,025.

    3.        Closing. The sale and purchase of the Common Stock shall be effective on July 27, 2004 (the “Closing”). Payment by wire transfer shall be made as soon as practicable on July 28, 2004. As soon as practicable on July 28, 2004, the Trust shall deliver to the Corporation a duly executed stock power for 11,281,589 shares of Common Stock and a certificate of incumbency for the officer or officers who executed the stock power.

    4.        Condition to Closing. The Office of the Attorney General of the Commonwealth of Pennsylvania shall have approved in writing in form satisfactory to both parties the transaction.

    5.        Representations of the Trust. The Trust warrants and represents to the Corporation as of the date hereof and at the time of the Closing that:

                (a)         Corporate Existence and Authority. Hershey Trust Company (i) is a corporation duly organized, presently subsisting and in good standing under the laws of the Commonwealth of Pennsylvania; (ii) has all requisite corporate power to execute, deliver and perform this Agreement; (iii) has taken or caused to be taken all necessary corporate and fiduciary action to authorize the execution, delivery and performance of this Agreement; and (iv) has received all required governmental consents to execute, deliver and perform this Agreement.

               (b)        No Conflict. The execution and delivery of this Agreement by Hershey Trust Company does not, and the consummation of the transaction contemplated hereby, will not violate, conflict with or constitute a default under (i) its articles of incorporation or by-laws; (ii) the Deed of Trust of November 15, 1909, Milton S. and Catherine S. Hershey, settlors; (iii) any material agreement, indenture or other instrument to which it is a party or by which it is bound; or (iv) any material law, regulation, order, judgment or decree applicable to it.

               (c)        Validity and Enforceability. This Agreement has been duly executed and delivered by the Trust and is a valid and binding agreement of the Trust enforceable against it in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity.

               (d)        Common Stock. The Trust is the owner of all of the shares of Common Stock being sold and delivered by the Trust hereunder, and it will deliver to the Corporation, good and valid title to the Common Stock free and clear of any liens, claims related to title, restrictions, security interests and encumbrances of any kind (including, without limitation, any agreement, arrangements or understanding affecting transfer or voting of such shares of Common Stock).

    6.        Representations of the Corporation. The Corporation warrants and represents to the Trust as of the date hereof that:

               (a)        Corporate Existence and Authority. The Corporation (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power to execute, deliver and perform this Agreement; and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

               (b)        No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby, will not violate, conflict with or constitute a default under (i) the Corporation’s Restated Certificate of Incorporation or by-laws; (ii) any material agreement, indenture or other instrument to which the Corporation is a party or by which the Corporation is bound; or (iii) any material law, regulation, order, judgment or decree applicable to the Corporation.

               (c)        Validity and Enforceability. This Agreement has been duly executed and delivered by the Corporation and is a valid and binding agreement of the Corporation enforceable against it in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity.

    7.        Additional Provisions. The parties further agree as follows:

               (a)        This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns; provided, however, that this Agreement may not be assigned.

               (b)        This Agreement shall be construed in accordance with the laws of the State of Delaware with respect to matters of corporate law and otherwise under the laws of the Commonwealth of Pennsylvania.

               (c)        This Agreement constitutes the entire agreement of the parties with regard to the sale and purchase of the shares of Common Stock provided for herein (any prior or contemporaneous undertakings or agreements being superseded hereby and merged herein) and may not be amended in any way except by an instrument executed by both parties.

               (d)        The representations and warranties contained in this Agreement shall survive the Closing.

               (e)        No brokerage fees or commissions will be payable as a result of the consummation of the transaction contemplated by this Agreement.

               (f)        Each party shall bear its own expenses and costs, including those of any advisors, relating to the performance of this Agreement.

               (g)        Each party hereto agrees to execute and deliver to the other party such other documents and to do such other acts or things, upon the reasonable request of the other party, for the purpose of carrying out the intent of this Agreement.

        IN WITNESS WHEREOF, the parties by their authorized representatives have executed this Agreement.

HERSHEY FOODS CORPORATION

By: /s/ Richard H. Lenny
Richard H. Lenny
Chairman, President and Chief Executive Officer

HERSHEY TRUST COMPANY, AS TRUSTEE OF THE MILTON HERSHEY SCHOOL TRUST

By: /s/ Robert C. Vowler
Robert C. Vowler
President and Chief Executive Officer